Exhibit (j)(2)
CONSENT TO ASSIGNMENT
The undersigned, owner of assets held in custody by Custodial Trust Company pursuant to agreement (the “Custody Agreement”), hereby consents to the assignment of the Custody Agreement by Custodial Trust Company (the “Assignor”) to JPMorgan Chase Bank, N.A. (the “Assignee”) upon the conditions that the (i) Assignee assumes all duties, liabilities and obligations of the Assignor arising under the Custody Agreement as of the effective date of such assignment and (ii) Assignor shall remain liable for any and all duties, liabilities and obligations arising under the Custody Agreement prior to the effective date of such assignment. For the avoidance of doubt, only the Custody Agreement between the undersigned and the Assignor shall be affected by this Consent to Assignment. Nothing contained herein may amend, alter or be incorporated into any other custody agreement between the undersigned and the Assignee.
This Consent to Assignment shall be governed by the laws of the State of New York without giving effect to its doctrine of conflict of laws.
This Consent to Assignment shall be effective as of June 15, 2009.
IN WITNESS WHEREOF, the undersigned, by its duly authorized representative, has duly executed and delivered this Consent to Assignment.

Kayne Anderson MLP Investment Company
Name of Accountholder

By:	/s/ Terry A. Hart

Name and Title: Terry A. Hart, CFO

Date: April 28, 2009
©2009 JPMorgan Chase & Co. All rights reserved.
JPMorgan Chase Bank, N.A.

AMENDMENT
     AMENDMENT (this “Amendment”) dated as of April 2, 2009, to the Repurchase Agreement and the Securities Loan Agreement, if any, (as each such term is defined below) among the undersigned accountholder (the “Accountholder”), J.P. Morgan Securities Inc. (formerly known as Bear, Stearns & Co. Inc.) and J.P. Morgan Clearing Corp. (formerly known as Bear, Stearns Securities Corp.).
WHEREAS the Accountholder previously entered into a custody agreement (as amended, restated, or otherwise supplemented from time to time, the “Custody Agreement”) with Custodial Trust Company (“CTC”) which governs one or more custody accounts maintained, as of the date hereof, by CTC for the Accountholder (collectively, the “Account”);
WHEREAS the Accountholder has consented to the assignment of the Custody Agreement by CTC to JPMorgan Chase Bank, N.A. (“JPMCB”) and the transfer of the Account from CTC to JPMCB, effective as of June 15, 2009;
WHEREAS the Accountholder entered into a master repurchase agreement with J.P. Morgan Securities Inc. with regards to cash credited to the Account (as amended, restated, or otherwise supplemented from time to time, the “Repurchase Agreement”);
WHEREAS the Accountholder may have entered into a master securities loan agreement with J.P. Morgan Clearing Corp. in regards to securities held in the Account (if any and as amended, restated, or otherwise supplemented from time to time, the “Securities Loan Agreement,” and with the Repurchase Agreement, the “Agreements”); and
WHEREAS amendments to the Agreements contemplated hereby are necessary so that the undersigned can continue to benefit from the Agreements after the transfer of the Account from CTC to JPMCB;
NOW THEREFORE, in consideration of the mutual agreements contained in this Amendment, the parties agree as follows:
1. Amendment of the Agreements.
(a) Each reference in any of the Agreements to “Custodial Trust Company (“CTC”), a bank and trust company organized and existing under the laws of the State of New Jersey”, “Custodial Trust Company” and “CTC” is hereby replaced with “JPMorgan Chase Bank, N.A.”
(b) Each reference in any of the Agreements to the Accountholder’s “custody accounts at CTC” is hereby replaced with “custody accounts at JPMorgan Chase Bank, N.A. transferred from Custodial Trust Company, and any successor accounts thereof.”
2. Miscellaneous.
(a) This Amendment shall be effective as of June 15, 2009 (the “Effective Date”).
(b) Except for any amendment to the Agreements made pursuant to this Amendment, all terms and conditions of the Agreements will continue in full force and effect. As of the Effective Date, references to the Agreements will be to the Agreements, as amended by this Amendment.

(c) This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. A facsimile copy of an executed counterpart hereof shall have the same force and effect as an original executed counterpart hereof.
(d) THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CHOICE OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.
IN WITNESS WHEREOF, the parties have executed or have caused this Amendment to be executed and delivered by their respective duly authorized agents as of the date first above written.
J.P. MORGAN SECURITIES INC.

By:	/s/ Louis Lebedin

Name and Title: Louis Lebedin, Managing Director and co-head of Prime Brokerage
J.P. MORGAN CLEARING CORP.

By:	/s/ Michael Minikes

Name and Title: Michael Minikes, Chief Executive Officer
Kayne Anderson MLP Investment Company
Name of Accountholder

By:	/s/ Terry A. Hart

Name and Title: Terry A. Hart, CFO

NOVATION AND TRANSFER AGREEMENT
     THIS NOVATION AND TRANSFER AGREEMENT (this “Agreement”), dated as of April 2, 2009, is made among Custodial Trust Company (“CTC”), JPMorgan Chase Bank, N.A. (“JPM”), J.P. Morgan Clearing Corp. (“Broker”) and the undersigned customer of Broker (“Customer”).
     WHEREAS, CTC, Broker and Customer entered into a Special Custody Account Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Special Custody Account Agreement”), to govern their rights and obligations with respect to one or more special custody accounts maintained at CTC for the Broker and Customer (collectively, the “Special Custody Account”); and
     WHEREAS, as of June 15, 2009 (the “Effective Date”) CTC, Broker, JPM and Customer wish to substitute, by novation, JPM in place of CTC for all purposes of the Special Custody Account Agreement.
     NOW, THEREFORE, CTC, Broker, JPM and Customer agree as follows:
     1. Novation. As of the Effective Date, the Special Custody Account Agreement is hereby novated with the effect that JPM is substituted for CTC for all purposes of the Special Custody Account Agreement.
     2. Assumption and Release. As of the Effective Date, JPM hereby accepts and assumes all of the rights and obligations of CTC under the Special Custody Account Agreement, and CTC hereby relinquishes and is hereby released and discharged from its rights and obligations under the Special Custody Account Agreement. As of the Effective Date, each of Broker and Customer shall have the same rights against, and owe the same obligations to, JPM that Broker and Customer, respectively, had against, and owed to, CTC in connection with the Special Custody Account Agreement prior to the Effective Date.
     3. Consent and Instruction to Transfer. In connection with the novation contemplated herein, as of the Effective Date, each of Broker and Client instructs CTC and JPM, respectively, to take any action reasonably necessary to transfer all of the assets credited to, and debits debited to, the Special Custody Account maintained by CTC immediately prior to the Effective Date, to JPM to debit and credit, respectively, to one or more special custody accounts maintained by JPM pursuant to the Special Custody Account Agreement, on and immediately after the Effective Date. CTC and JPM hereby consent to such transfer.
     4. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to any choice of law rules that would result in the application of the law of any other jurisdiction.
     5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same agreement. A facsimile copy of an executed counterpart hereof shall have the same force and effect as an original executed counterpart hereof.
[Signatures follow on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Novation and Transfer Agreement to be executed by their respective duly authorized representatives as of the date first written above.

CUSTODIAL TRUST COMPANY		JPMORGAN CHASE BANK, N.A.

By:	/s/ Ben J. Szwalbenest	By:	/s/ Brian Goldman

Name:	Ben J. Szwalbenest	Name:	Brian Goldman
Title:	Chairman and Chief Executive Officer	Title:	Managing Director

Kayne Anderson MLP Investment Company		J.P. MORGAN CLEARING CORP.
Name of Customer
		By:	/s/ Michael Minikes
		Name:	Michael Minikes
		Title:	Chief Executive Officer

By:	/s/ Terry A. Hart
Name:	Terry A. Hart
Title:	CFO